Exhibit 99.1

Microsemi Reports Fourth Quarter and Fiscal Year 2006 Results

IRVINE, Calif., Nov. 16, 2006 (PRIMEZONE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its fourth quarter and fiscal year 2006.

 -- Net Sales Increased 24.6 Percent to $370.5 Million for
    Fiscal Year 2006
 -- GAAP Net Income Increased 22.3 Percent to $35.7 Million
    for Fiscal Year 2006
 -- Non-GAAP Net Income Increased 61.4 Percent to $72.0 Million
    for Fiscal Year 2006
 -- Net Sales for Fourth Quarter Increased 30.3 Percent over
    Prior Year Quarter
 -- GAAP Gross Margins 42.3 Percent for Fourth Quarter
 -- Non-GAAP Gross Margins 50.3 Percent for Fourth Quarter
 -- Positive Book-to-Bill Ratio of 1.04 to 1 for Fourth Quarter

Net sales for Microsemi's fourth quarter, ended October 1, 2006, were $103.2 million, up 30.3 percent from net sales of $79.2 million in the fourth quarter of 2005, and up 3.0 percent from net sales of $100.2 million in the third quarter of 2006. GAAP gross margins were 42.3 percent in the fourth quarter, down from 48.3 percent in the fourth quarter of 2005 and 43.4 percent in the third quarter of 2006. GAAP results in the fourth quarter of 2006 include $1.4 million for manufacturing profit in acquired inventory and a $0.6 million increase in amortization expense over the third quarter. Fourth quarter GAAP net income was $8.1 million compared to $8.2 million in the fourth quarter of 2005 and $0.1 million in the third quarter of 2006. GAAP diluted earnings per share were $0.11 for the fourth quarter, compared to $0.12 in the fourth quarter of 2005 and $0.00 in the third quarter of 2006. After the effects of restructuring costs and other special charges and credits, our GAAP operating margins were 13.6 percent in the fourth quarter, compared to 14.3 percent in the fourth quarter of 2005 and 4.7 percent in the third quarter of 2006.

Net sales for the full fiscal year 2006 were $370.5 million, up 24.6 percent from the $297.4 million for fiscal year 2005.

GAAP net income for fiscal year 2006 was up 22.3 percent at $35.7 million, compared to $29.2 million in fiscal year 2005, or $0.50 per share diluted in fiscal year 2006 compared to $0.45 per share diluted in fiscal year 2005.

For the fourth quarter, non-GAAP net income was $18.2 million, up 29.1 percent from $14.1 million in the fourth quarter of 2005 and down 9.5 percent from $20.1 million in the third quarter of 2006. Non-GAAP diluted earnings per share in the fourth quarter were $0.25, up from $0.21 in the fourth quarter of 2005 and down from $0.28 in the third quarter of 2006. Non-GAAP gross margins were 50.3 percent in the fourth quarter, compared to 49.0 percent in the fourth quarter of 2005 and 50.3 percent in the third quarter of 2006. Non-GAAP operating margins were 25.8 percent in the fourth quarter, up from 25.2 percent in the fourth quarter of 2005 and down from 30.0 percent in the third quarter of 2006. Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges.

Non-GAAP net income for fiscal year 2006 was up 61.4 percent at $72.0 million compared to $44.6 million in 2005, or $1.00 per share diluted in fiscal year 2006, compared to $0.68 per share diluted in fiscal year 2005.

James J. Peterson, President and Chief Executive Officer, concluded, "We remain confident that we will exceed overall industry growth expectations in both our high reliability semiconductor and high performance analog mixed signal businesses. We remain focused on driving growth with the acceptance of our new products and leveraging efficiencies going forward to further improve profitability in the coming years."

He further stated, "The integration of PPG's operations is ahead of plan, and we anticipate that its positive contributions will have a greater impact on operations in 2007."

The book-to-bill ratio for the quarter was 1.04 to 1.

Business - Outlook

We expect that for the first quarter of fiscal year 2007, our sales will be within a range of 2 percent up or down, sequentially. On a non-GAAP basis, we expect earnings for the first quarter of fiscal year 2007 to be $0.24 to $0.26 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves included implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1233

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse impacts on analog / mixed-signal markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, disasters, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs, of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. Potential risks and uncertainties regarding the proposed acquisition by Microsemi of PowerDsine, Ltd. include, but are not limited to, the inability to close the acquisition transaction for failure to obtain Israeli court approval, regulatory approval, shareholder approval, or any other reason, uncertainty as to the future profitability, if any, of the combined company following the transaction, delays in the realization of accretion, if any, from the acquisition transaction, and adverse impacts on the PoE markets or the speed of growth of the PoE market. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                        MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                Quarter ended       Fiscal Year ended
                             -------------------   -------------------
                              Oct. 1,    Oct. 2,    Oct. 1,    Oct. 2,
                               2006       2005       2006       2005
                             --------   --------   --------   --------
 NET SALES                   $103,244   $ 79,154   $370,477   $297,440
 Cost of sales                 59,604     40,945    205,676    171,748
                             --------   --------   --------   --------

 GROSS MARGIN                  43,640     38,209    164,801    125,692

 Operating expenses:
 Selling, general and
  administrative               18,261     14,995     60,354     54,362
 Charge for acceleration
  of stock options                 --      5,463         --      5,463
 In-process research
  & development                    --         --     15,300         --
 Research and development       8,633      4,751     25,030     18,937
 Amortization of intangible
  assets                        2,004        231      3,850        919
 Restructuring charges            708        905      2,444      3,632
 Loss on dispositions
  of assets                        30        550         13      1,097
                             --------   --------   --------   --------
   Total operating expenses    29,636     26,895    106,991     84,410
                             --------   --------   --------   --------

 OPERATING  INCOME             14,004     11,314     57,810     41,282

 Interest and other
  income, net                  1,539        783      4,767      1,564
                             --------   --------   --------   --------

 INCOME BEFORE INCOME TAXES    15,543     12,097     62,577     42,846

 Provision for income taxes     7,431      3,937     26,912     13,623
                             --------   --------   --------   --------
 NET INCOME                  $  8,112   $  8,160   $ 35,665   $ 29,223
                             ========   ========   ========   ========
 Earnings per share
    Basic                    $   0.11   $   0.13   $   0.52   $   0.47
                             ========   ========   ========   ========
    Diluted                  $   0.11   $   0.12   $   0.50   $   0.45

 Common and common equivalent
  shares outstanding:
   Basic                       71,241     63,013     68,887     61,639
   Diluted                     73,499     66,688     71,816     65,233

                        MICROSEMI CORPORATION
         Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                   Quarter ended     Fiscal Year ended
                                 -----------------   -----------------
                                 Oct. 1,   Oct. 2,   Oct. 1,   Oct. 2,
                                  2006      2005      2006      2005
                                 -------   -------   -------   -------
 GAAP NET INCOME                 $ 8,112   $ 8,160   $35,665   $29,223
                                 =======   =======   =======   =======
  The non-GAAP amounts have been
  adjusted to exclude the
  following items:

 Excluded from cost of sales
  Transitional idle capacity and
   inventory abandonments (a)    $ 6,889   $   566   $17,830   $ 9,580
  Manufacturing profit in
   acquired inventory (e)          1,372        --     4,115        --

 Excluded from operating expenses
  In-process research &
   development (d)                    --        --    15,300        --
  Amortization of intangible
   assets (b)                      2,004       231     3,850       919
  Charge for acceleration of
   stock options (c)                  --     5,463        --     5,463
  Stock option compensation (c)    1,090        --     1,574        --
  Loss on disposition
   of assets (a)                      30       550        13     1,097
  Restructuring and other
   special charges (a)             1,288     1,799     4,715     5,576
                                 -------   -------   -------   -------
                                  12,673     8,609    47,397    22,635
 Income tax effect on non-GAAP
  adjustments                      2,577     2,689    11,028     7,280
                                 -------   -------   -------   -------
 Net effect of adjustments to
  GAAP net income                $10,096   $ 5,920   $36,369   $15,355
                                 =======   =======   =======   =======
 NON-GAAP NET INCOME             $18,208   $14,080   $72,034   $44,578
                                 =======   =======   =======   =======

 (a) - (e) Please refer to corresponding footnotes below.

                        MICROSEMI CORPORATION
            Schedule Reconciling Reported Financial Ratios

                                           Quarter ended
                            ------------------------------------------
                             October 1,       July 2,      October 2,
                                2006           2006           2005
                            ------------   ------------   ------------
 GAAP gross margin          42.3 percent   43.4 percent   48.3 percent
 Effect of reconciling
  items on gross margin      8.0 percent    6.9 percent    0.7 percent
 Non-GAAP gross margin      50.3 percent   50.3 percent   49.0 percent

 GAAP operating margin      13.6 percent    4.7 percent   14.3 percent
 Effect of reconciling
 items on operating margin  12.2 percent   25.3 percent   10.9 percent
 Non-GAAP operating margin  25.8 percent   30.0 percent   25.2 percent

 To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share)
 that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP;
 therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

 The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and
     non-productive manufacturing expenses during the period from when shutdown activities commence to when a facility is closed.
     Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan. Restructuring and other special charges includes severance and other costs related to facilities in the process of closing or already closed.
     Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock option compensation in connection with the SFAS123R has been excluded to facilitate the comparability of the current quarter and fiscal year-to-date with results from prior periods when stock option compensation was not expensed in accordance with accounting rules applicable in such periods. In addition, management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, a one-time
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired in the APT transaction to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margins. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margins between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at APT. Manufacturing profit in acquired inventory from the APT acquisition will not materially impact gross margins beyond the fourth quarter of fiscal year 2006.

                        MICROSEMI CORPORATION
               Selected Non-GAAP Financial Information
             (in thousands except for per share amounts)

                                Quarter ended       Fiscal Year ended
                             -------------------   -------------------
                              Oct. 1,    Oct. 2,    Oct. 1,    Oct. 2,
                               2006       2005       2006       2005
                             --------   --------   --------   --------
 GAAP gross margin           $ 43,640   $ 38,209   $164,801   $125,692
  Transitional idle capacity
   and inventory
   abandonments (a)             6,889        566     17,830      9,580
  Manufacturing profit in
   acquired inventory (e)       1,372         --      4,115         --
                             --------   --------   --------   --------
 Non-GAAP gross margin       $ 51,901   $ 38,775   $186,746   $135,272
                             --------   --------   --------   --------
 GAAP operating expenses     $ 29,636   $ 26,895   $106,991   $ 84,410
  In-process research
   & development (d)               --         --    (15,300)        --
  Amortization of intangible
   assets (b)                  (2,004)      (231)    (3,850)      (919)
  Charge for acceleration
   of stock options(c)             --     (5,463)        --     (5,463)
  Stock option
   compensation (c)            (1,090)        --     (1,574)        --
  Loss on disposition
   of assets (a)                  (30)      (550)       (13)    (1,097)
  Restructuring and other
   special charges (a)         (1,288)    (1,799)    (4,715)    (5,576)
                             --------   --------   --------   --------
 Non-GAAP operating expenses $ 25,224   $ 18,852   $ 81,539   $ 71,355
                             --------   --------   --------   --------

 GAAP operating income       $ 14,004   $ 11,314   $ 57,810   $ 41,282
  Transitional idle capacity
   and inventory
   abandonments (a)             6,889        566     17,830      9,580
  Manufacturing profit in
   acquired inventory (e)       1,372         --      4,115         --
  In-process research
   & development (d)               --         --     15,300         --
  Amortization of intangible
   assets (b)                   2,004        231      3,850        919
  Charge for acceleration
   of stock options (c)            --      5,463         --      5,463
  Stock option
   compensation (c)             1,090         --      1,574         --
  Loss on disposition of
   assets (a)                      30        550         13      1,097
  Restructuring and other
   special charges (a)          1,288      1,799      4,715      5,576
                             --------   --------   --------   --------
 Non-GAAP operating income   $ 26,677   $ 19,923   $105,207   $ 63,917
                             --------   --------   --------   --------

 GAAP income before taxes    $ 15,543   $ 12,097   $ 62,577   $ 42,846
  Transitional idle capacity
   and inventory
   abandonments (a)             6,889        566     17,830      9,580
  Manufacturing profit in
   acquired inventory (e)       1,372         --      4,115         --
  In-process research
   & development (d)               --         --     15,300         --
  Amortization of intangible
   assets (b)                   2,004        231      3,850        919
  Charge for acceleration
   of stock options (c)            --      5,463         --      5,463
  Stock option
   compensation (c)             1,090         --      1,574         --
  Loss on disposition
   of assets (a)                   30        550         13      1,097
  Restructuring and other
   special charges (a)          1,288      1,799      4,715      5,576
                             --------   --------   --------   --------
 Non-GAAP income
  before taxes               $ 28,216   $ 20,706   $109,974   $ 65,481
                             --------   --------   --------   --------

 GAAP net income             $  8,112   $  8,160   $ 35,665   $ 29,223
  Transitional idle capacity
   and inventory
   abandonments (a)             6,889        566     17,830      9,580
  Manufacturing profit in
   acquired inventory (e)       1,372         --      4,115         --
  In-process research
   & development (d)               --         --     15,300         --
  Amortization of intangible
   assets (b)                   2,004        231      3,850        919
  Charge for acceleration
   of stock options (c)            --      5,463         --      5,463
  Stock option
   compensation (c)             1,090         --      1,574         --
  Loss on disposition
   of assets (a)                   30        550         13      1,097
  Restructuring and other
   special charges (a)          1,288      1,799      4,715      5,576
  Income tax effect on
   non-GAAP adjustments        (2,577)    (2,689)   (11,028)    (7,280)
                             --------   --------   --------   --------
 Non-GAAP net income         $ 18,208   $ 14,080   $ 72,034   $ 44,578
                             --------   --------   --------   --------

 GAAP diluted earnings
  per share                  $   0.11   $   0.12   $   0.50   $   0.45
   Impact of non-GAAP
    adjustments on diluted
    earnings per share           0.14       0.09       0.50       0.23
                             --------   --------   --------   --------
 Non-GAAP diluted earnings
  per share                  $   0.25   $   0.21   $   1.00   $   0.68
                             --------   --------   --------   --------

 (a) - (e) Please refer to corresponding footnotes above.

                        MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                         October 1,      October 2,
                                            2006            2005
                                         ----------      ----------
 ASSETS
   Current Assets:
    Cash and cash equivalents             $165,415        $ 98,149
    Accounts receivable, net                70,260          53,233
    Inventories                             88,643          55,917
    Deferred income taxes                   14,965          12,921
    Other current assets, including
     assets held for disposition             8,223           2,101
                                          --------        --------
    Total current assets                   347,506         222,321

   Property and equipment, net              65,018          58,366
   Deferred income taxes                        --           8,074
   Goodwill                                 54,120           3,258
   Other intangible assets, net             45,253           4,493
   Other assets                              2,150           4,069
                                          --------        --------
 TOTAL ASSETS                             $514,047        $300,581
                                          ========        ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
   Current liabilities                    $ 54,255        $ 42,378
   Non-current liabilities                   6,701           3,617
   Shareholders' equity                    453,091         254,586
                                          --------        --------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                    $514,047        $300,581
                                          ========        ========

CONTACT:  Microsemi Corporation
          FINANCIAL:
            David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          EDITORIAL:
            Cliff Silver, Manager, Corporate Communications
            (949) 221-7112